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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28,
2001), into the Company's previously filed Registration Statement File No. 333-37961, No. 333-45535, No. 333-15583, No. 333-17855, No. 333-45523, No.
333-95471, No. 333-44424, No. 333-44428, No. 333-48510, No. 333-51160, and
No. 333-55106.

                                                         /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 28, 2001